SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 08, 2011 (July 1, 2011)

GENSPERA, INC.
(Exact name of registrant as specified in Charter)

Delaware	0001421204	20-0438951
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)
	2511 N. Loop 1604 W., Suite 204 San Antonio, TX 78258
	(Address of Principal Executive Offices)
	210-479-8112
	(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Increase in Base Salary & 2010 Long Term Incentive Grants

On July 1, 2011, the Compensation Committee (“Committee”) of the Board of Directors of GenSpera, Inc. (the “Company”) approved the (a) annual base salaries for 2011 and (b) Long Term Incentive Grants for 2010, for the Company’s named executive officers:

Name and Position	2010 Base Salary	2011 Base Salary*	2010 Long Term Incentive Grant
Craig Dionne, PhD	$270,000	$300,000	$270,000	**
CEO/CFO
Russell Richerson, PhD	$220,000	$270,000	$240,000	**
COO

*           The increase in each named executive officer’s Base Salary for 2011 is effective as of January 1, 2011.
**           2010 Long Term Incentive Grants paid via the issuance of common stock options in lieu of cash.

Adoption of 2011 Annual Bonus Pools

The Committee also adopted the bonus pools for 2011 annual bonuses.  The performance based bonuses are meant to reward achievement of corporate and individual goals set by Compensation Committee at the beginning of the upcoming years.  The bonuses are to be paid via the issuance of restricted stock grants or options.  Bonus targets pools for the Company’s named executive officers range from 30% to 40% of base salary as follows:

Executives Name	Target Bonus Pool 2011
Craig Dionne	40%
Russell Richerson	30%

Based on the achievement of certain milestones, each named executive officers may be awarded a bonus in excess of the above.

Adoption of Long Term Incentive Levels

The Committee also adopted Long Term Incentive Grant levels for the Company’s named executive officers.  The level of long term incentive awards corresponds to executive’s position and responsibilities as well as the executive’s historical and expected level of performance.  Long term incentives are made via grants of stock options and restricted stock awards to align executive officer’s interests with stockholders.  Long term incentive levels for our named executive officers are:

Named Executive Officer	Future Long Term Incentive Grants
Craig Dionne	100%
Russell Richerson	100%

Amendment to Outside Director Compensation Policy

The Committee and the Company’s Board also approved an amendment to the Company’s non-executive director compensation policy whereby each non-employee director will be entitled to receive: (i) an annual cash retain of $25,000, and (ii) a per committee cash fee of $3,334.  The cash fees are payable quarterly on each member’s 3 month anniversary of joining the Board or respective committees thereof.  The amendment to the non-executive director compensation policy is effective as of January 1, 2011.

Adoption of Deferred Compensation Plan

The Committee approved the Executive Deferred Compensation Plan (the “Plan”).  The Plan is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). The Plan is intended to be an unfunded “top hat” plan which is maintained primarily to provide deferred compensation benefits for a select group of the Company’s “management or highly compensated employees” within the meaning of Sections 201, 301, and 401 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and to therefore be exempt from the provisions of Parts 2, 3, and 4 of Title I of ERISA.  The Plan is intended to help build a supplemental source of savings and retirement income through pre-tax deferrals of eligible compensation, which may include cash, option and stock bonus awards, discretionary cash, option and stock awards and/or any other payments which may be designated by the Plan administrator, as eligible, for deferral under the Plan from time to time.

Amounts contributed to a Participant’s account through elective deferrals or through the Company’s discretionary contributions are generally not subject to income tax, and the Company does not receive a deduction until they are distributed pursuant to the Plan. However, cash deferrals are subject to the Federal Insurance Contributions Act tax imposed under Sections 3101 and 3121(v)(2) of the Code at the time of deferral (the “ FICA tax ”). Deferrals of restricted stock unit awards are subject to the FICA tax at the time the restricted stock unit award vests, but are not subject to income tax, and the Company does not receive a deduction until shares of its common stock are distributed pursuant to the Plan.

Under the Plan, the Company will be obligated to deliver on a future date deferred compensation credited to the Participant’s account under the Plan (each, an “Obligation” and collectively, the “Obligations”). The Obligations are unfunded, unsecured general obligations of the Company and rank in parity with other unsecured and unsubordinated indebtedness of the Company, subject to the claims of our general creditors. The Obligations are not transferable except upon death of the Participant.

A Plan will be administered by a committee appointed by the board of directors of the Company. The Company can amend or terminate the Plan at any time, but no such action shall unilaterally reduce a Participant’s account balance without his or her consent prior to the date of such action. However, the Company may adopt any amendments to the Plan that it deems necessary or appropriate to preserve the intended tax treatment of the Plan benefits or to otherwise comply with the requirements of Section 409A of the Code and related guidance.

A copy of the Plan is filed as Exhibit 99.1 herewith and incorporated herein by reference in its entirety.

2010 Named Executive Officer Compensation Table

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Craig Dionne, PhD	2010	270,000	60,000	-	270,000	(1)	-	-	23,744	623,744
Chief Executive	2009	240,000	-	-	918,413	(2)	-	-	23,369	1,181,782
Officer/Chief
Financial Officer

Russell Richerson, PhD	2010	220,000	40,000	-	240,000	(3)	-	-	9,633	509,633
Chief Operating	2009	200,000	-	-	720,415	(4)	-	-	10,796	931,211
Officer

(1) Mr. Dionne was awarded a long term incentive grant, aggregating 302,580 options, on July 1, 2011 as payment of additional 2010 compensation.  The grant was valued using the Black-Sholes option pricing model with the following assumptions: (i) exercise price of $2.01 per share; (ii) fair value of a share of common stock of $1.83; (iii) volatility of 87%; (iv) dividend rate of 0%; (v) risk free interest rate of 0.375%; and (vi) estimated life of 2.5 years. The options vested upon grant and will lapse if unexercised on July 1, 2018

(2) Mr. Dionne was awarded an option grant on September 2, 2009 in the amount of 1,000,000 shares. The grant was valued using the Black-Sholes option pricing model with the following assumptions: (i) exercise price of $1.65 per share; (ii) fair value of a share of common stock of $1.17; (iii) volatility of 188%; (iv) dividend rate of 0%; (v) risk free interest rate of 1%; and (vi) estimated life of 2 years. 500,000 options vested upon grant and 500,000 options will vest upon the attainment of certain milestones. The options lapse if unexercised on September 2, 2016

(3) Mr. Dionne was awarded a long term incentive grant, aggregating 256,790 options, on July 1, 2011 as payment of additional 2010 compensation.  The grant was valued using the Black-Sholes option pricing model with the following assumptions: (i) exercise price of $1.83 per share; (ii) fair value of a share of common stock of $1.83; (iii) volatility of 87%; (iv) dividend rate of 0%; (v) risk free interest rate of 0.375%; and (vi) estimated life of 2.5 years. The options vested upon grant and will lapse if unexercised on July 1, 2018

(4) Mr. Richerson was awarded an option grant on September 2, 2009 in the amount of 775,000 shares. The grant was valued using the Black-Sholes option pricing model with the following assumptions: (i) exercise price of $1.50 per share; (ii) fair value of a share of common stock of $1.17; (iii) volatility of 188%; (iv) dividend rate of 0%; (v) risk free interest rate of 1%; and (vi) estimated life of 2 years. 400,000 options vested upon grant and 375,000 options will vest upon the attainment of certain milestones. The options lapse if unexercised on September 2, 2016.

Item 9.01	Financial Statement and Exhibits.

The exhibits listed in the accompanying index to exhibits are filed or incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

GenSpera, Inc.

By:	/s/ Craig Dionne
Craig Dionne Chief Executive Officer

Dated:  July 08, 2011

INDEX OF EXHIBITS

Incorporated by Reference
Exhibit No.	Description	Filed Herewith	Form	Exhibit No.	File No.	Filing Date
99.01	Executive Deferred Compensation Plan	*